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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 28, 2002 relating to the consolidated financial statements and financial statement schedule of Patterson-UTI Energy, Inc. which appear in Patterson-UTI Energy Inc.'s Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to our firm under the caption "Experts."

                                                /s/  PRICEWATERHOUSECOOPERS LLP


Houston, Texas
June 11, 2002